UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________

Date of Report (Date of earliest event reported): December 31, 2015

CVR REFINING, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35781 (Commission File Number)	37-1702463 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

CVR Energy, Inc. (“CVR Energy”) indirectly owns 100% of CVR Refining GP, LLC (“CVR Refining GP”), the general partner of CVR Refining, LP (the “Partnership”). In addition, CVR Energy indirectly owns approximately 66% of the common units representing limited partner interests of the Partnership. The Partnership obtains certain management and other services from CVR Energy pursuant to a Services Agreement between the Partnership, CVR Refining GP and CVR Energy dated December 31, 2012, as amended (the “Services Agreement”). In accordance with the Services Agreement, CVR Energy provides the Partnership with, among other things, services from CVR Energy employees in capacities equivalent to the capacities of executive officers, including, without limitation, a chief executive officer and president. John J. Lipinski serves as CVR Refining GP’s chief executive officer and president under this arrangement, and he is also a named executive officer of CVR Refining GP.

Employment Agreement

On December 31, 2015, CVR Energy entered into a Fifth Amended and Restated Employment Agreement with John J. Lipinski (the “Employment Agreement”), with a commencement date of January 1, 2016.

Except as provided below, the terms of the Employment Agreement are substantially consistent with the terms of Mr. Lipinski’s existing agreement, as amended to date.

1.
The term of Mr. Lipinski’s employment was extended such that the initial term of the Employment Agreement ends on the first to occur of (i) December 31, 2017 and (ii) the termination or resignation of Mr. Lipinski’s employment in accordance with the terms of the Employment Agreement, provided, that, the term may be extended for one year following the initial term or the then-current renewal term if CVR Energy provides Mr. Lipinski with 90 days’ prior written notice of such extension.

2.
During the term of the agreement, Mr. Lipinski is eligible to receive annually on the anniversary of the agreement date a grant of “Performance Units” within the meaning of the CVR Energy, Inc. 2007 Long Term Incentive Plan (the “LTIP”) having an aggregate value of $3.5 million. The material terms of the Performance Units are described below.

3.
Mr. Lipinski is eligible to receive an incentive payment of $5 million if (i) CVR Energy (or a subsidiary thereof) obtains an equity or management interest in a logistics master limited partnership (a “Logistics MLP”) in a transaction approved by CVR Energy’s (or such subsidiary’s) Board of Directors, provided such Logistics MLP results from an initial public offering, spin transaction, acquisition or joint venture, and (ii) such Logistics MLP is trading on a national securities exchange on or prior to December 31, 2017. Payment of the incentive payment is conditioned upon (x) the foregoing performance objectives being achieved, and (y) Mr. Lipinski remaining employed with CVR Energy from the date hereof through December 31, 2017 (unless, if an employment termination occurs earlier than December 31, 2017, such termination (A) occurs after achievement of such performance objectives and (B) is carried out by CVR Energy without Cause or by Mr. Lipinski for Good Reason (as such terms are defined in the Employment Agreement)). The Employment Agreement provides that any such incentive payment will be the obligation of the Logistics MLP and not of CVR Energy.

4.	With respect to post-termination payments or benefits, in addition to any accrued amounts he is entitled to under the terms of the Employment Agreement,

(i)
in the event of Mr. Lipinski’s termination by CVR Energy other than (i) for Cause or (ii) due to death or Disability (as defined in the Employment Agreement), or in the event of Mr. Lipinski’s resignation for Good Reason, Mr. Lipinski will receive salary continuation payments for the lesser of six months and the remainder of the term of the Employment Agreement (such period, as applicable, the “Post-Employment Period”), and a pro-rata bonus for the year in which termination occurs based on actual results; provided, if the foregoing occurs within one year following a change in control (as defined in the Employment Agreement) or in specified circumstances prior to and in connection with a change in control, Mr. Lipinski will receive 1/6th of his target bonus for the year of termination for each month of the Post-Employment Period. Additionally, in connection with any such termination, CVR Energy will not be required to cover the cost of any welfare benefits continuation coverage for Mr. Lipinski;

(ii)
in the event of Mr. Lipinski’s termination by CVR Energy due to his Disability, Mr. Lipinski will receive supplemental disability payments during the Post-Employment Period equal to the rate of Mr. Lipinski’s base salary as in effect immediately before his Disability, plus a pro-rata bonus for the year in which termination occurs based on actual results;

(iii)
in the event of Mr. Lipinski’s termination due to his death, Mr. Lipinski’s estate will receive his base salary for the Post-Employment Period, plus a pro-rata bonus for the year in which termination occurs based on actual results; and

(iv)	Mr. Lipinski does not receive any payments or benefits in the event of retirement.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed with CVR Energy’s Annual Report on Form 10-K for the year ended December 31, 2015, and is incorporated by reference herein.

Performance Unit Award

Also on December 31, 2015, CVR Energy entered into a Performance Unit Agreement granting to Mr. Lipinski 3,500 Performance Units under the LTIP (the “Award”).

Each Performance Unit subject to the Award that is not forfeited prior to the applicable payment date by reason of certain terminations of employment (as more fully described below) represents the right of Mr. Lipinski to receive a cash payment equal to $1,000 multiplied by the applicable “Performance Factor” (as more fully described below). The Award has a performance cycle beginning on January 1, 2016 and ending on December 31, 2016. Seventy-five percent of the Performance Units attributable to the Award are subject to a performance objective relating to CVR Energy’s crude throughput, and 25% of the Performance Units attributable to the Award are subject to a performance objective relating to CVR Energy’s gathered crude. The performance objectives are set in accordance with approved levels of the business plan for the fiscal year during the performance cycle. The “Performance Factor” is determined based on the level of attainment of the applicable performance objective, set forth as a percentage. The amount paid pursuant to the Award (if any) will be paid following the end of the performance cycle for the Award, but no later than March 7, 2017.

In the event of Mr. Lipinski’s termination of employment prior to the applicable payment date by reason of Mr. Lipinski’s death or Disability, all Performance Units with respect to which a payment date has not yet occurred will remain outstanding, and amounts due to Mr. Lipinski, if any, with respect to such Performance Units will be paid in the ordinary course as if his employment had not terminated based on actual results. In the event prior to the applicable payment date Mr. Lipinski's employment is terminated by CVR Energy other than for Cause or by reason of Mr. Lipinski’s resignation for Good Reason, a pro rata portion of the Performance Units with respect to which a payment date has not yet occurred will remain outstanding, and amounts due to Mr. Lipinski, if any, with respect to such Performance Units will be paid in the ordinary course as if his employment had not terminated based on actual results. In the event that Mr. Lipinski’s employment terminates for any other reason prior to the dates set forth above, all Performance Units with respect to which a payment date has not yet occurred will be forfeited immediately.

The foregoing description of the Performance Unit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Performance Unit Agreement, a copy of which will be filed with CVR Energy’s Annual Report on Form 10-K for the year ended December 31, 2015, and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2016

CVR Refining, LP
By: CVR Refining GP, LLC, its general partner

By:	/s/ John R. Walter
John R. Walter,
Senior Vice President, General Counsel and Secretary